UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2024

SITIO ROYALTIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41585	88-4140242
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Lawrence Street, Suite 1750
Denver, Colorado 80202
(Address of principal executive office and Zip Code)

(720) 640-7620

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	STR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in greater detail under Item 5.07 below, Sitio Royalties Corp. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on May 14, 2024. At the Annual Meeting, upon the recommendation of the Company’s board of directors (the “Board”), the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting provision (the “Charter Amendment”).

The Charter Amendment became effective immediately upon filing with the Secretary of State of the State of Delaware on May 17, 2024. A description of the Charter Amendment is provided in “Proposal 3 – Amend the Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision” of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 29, 2024 (the “Proxy Statement”), which description and text are incorporated herein by reference.

The foregoing description of the terms of the Charter Amendment does not purport to be complete and is qualified in its entirety by the full text of the Charter Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2024, the Company held the Annual Meeting. At the Annual Meeting, the stockholders voted on three proposals, each of which is described in detail in the Proxy Statement.

There were 156,961,870 shares of the Company’s common stock (“common stock”) issued and outstanding on March 22, 2024, the record date (the “Record Date”) for the Annual Meeting. At the Annual Meeting, the holders of 135,911,471 shares of common stock, voting as a single class, were represented in person or by proxy, representing approximately 86.59% of the total outstanding shares as of the Record Date, which constituted a quorum.

The final voting results with respect to each proposal are set forth in the following tables.

Proposal 1 - Election of Directors

The results of the vote to elect the nine nominees identified in the Proxy Statement to serve as directors until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified were as follows:

Nominee	For	% For	Withheld	Broker Non- Votes
Noam Lockshin	135,348,374	99.59%	563,097	0
Christopher L. Conoscenti	135,654,246	99.81%	257,225	0
Morris R. Clark	135,111,648	99.41%	799,823	0
Alice E. Gould	135,435,822	99.65%	475,649	0
Claire R. Harvey	128,866,694	94.82%	7,044,777	0
Gayle L. Burleson	135,531,442	99.72%	380,029	0
Jon-Al Duplantier	135,467,948	99.67%	443,523	0
Richard K. Stoneburner	129,515,426	95.29%	6,396,045	0
John R. (“J.R.”) Sult	124,004,016	91.24%	11,907,455	0

Proposal 2 - Non-Binding Advisory Vote to Approve Company’s Compensation of Named Executive Officers

The results of the non-binding advisory vote to approve the Company’s compensation of its named executive officers were as follows:

For	% For	Against	Abstain	Broker Non- Votes
134,885,095	99.24%	845,945	180,431	0

Proposal 3 - Vote to Approve the Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision

The results of the vote to approve the amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting provision were as follows:

For	% For	Against	Abstain	Broker Non- Votes
135,447,892	99.66%	335,237	128,342	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment to the Restated Certificate of Incorporation of Sitio Royalties Corp., dated as of May 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sitio Royalties Corp.

Date: May 17, 2024	By:	/s/ Brett Riesenfeld
	Name:	Brett Riesenfeld
	Title:	Executive Vice President, General Counsel and Secretary